SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 21, 1998


                    D.H. MARKETING & CONSULTING, INC.
         (Exact name of registrant as specified in its charter)

Nevada                                       033-91240     88-0330263
(State or of incorporation or organization)  (Commission   (IRS Employer
                                             File Number)  Identification No.)

300 Keystone Street, Hawley, PA                   18428
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (717) 226-8515

Item 5. Other Events

David R. Chant, a director of the Registrant, tendered his resignation as a director in the form of a letter dated April 15, 1998, which was received by the Registrant via regular U.S. mail on April 21, 1998. There have been no disagreements between Mr. Chant and the Registrant. Mr. Chant cited his involvement in other business endeavors as his reason for resigning and further stated, "I do feel very confident with the way you are running the company and I am very pleased to be a stockholder." The Registrant has no immediate plans to fill the vacancy left by Mr. Chant's resignation.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

D.H. MARKETING & CONSULTING, INC.

April 27, 1998
Date


By: /s/ DAVID D. HAGEN
     David D. Hagen, President